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ENSTAR GROUP LIMITED
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EXPLANATORY NOTE
     At an investor meeting June 15, 2011 in New York City, Enstar Group Limited’s Chief Executive Officer, Dominic F. Silvester, and Chief Financial Officer, Richard J. Harris, are presenting the following slides. The slides include a discussion of the investment by affiliates of Goldman, Sachs & Co. in Enstar, certain aspects of which are subject to the approval of Enstar’s shareholders at the 2011 Annual General Meeting to be held on June 28, 2011.

Enstar Investor Presentation Harvard Club, New York, NY June 15, 2011

Your strategic partner 2 Disclaimer This presentation includes certain forward-looking statements regarding our expected performance for future periods and actual results for such periods may materially differ. These statements are intended as "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties, including risks of changing market conditions in the overall economy and the industry, consumer demand, regulatory environment, current and future litigation, the success of new acquisitions and the success of our strategies and other factors detailed from time to time in our annual and other reports filed with the Securities and Exchange Commission ("SEC"). If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement you see or hear during the presentation reflects Enstar Group Limited's current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. For more complete information about Enstar Group Limited, you should read our reports filed with the SEC. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.

Your strategic partner Company overview Founded in Bermuda in 1993 Headquartered in Bermuda with 11 offices in 9 countries and 343 employees Largest stand alone run-off company; second largest run-off company behind Berkshire Hathaway Sale, or reinsurance, of run-off exposures enables sellers to free up committed capital and provides certainty and finality Liability management is greatest source of Enstar's value creation Have acquired 32 companies and 17 portfolios of business in run-off Majority interest in Lloyd's run-off managing agent Total assets at March 31, 2011 are $5.2 billion Successful track record of compounding book value at approximately 26% over the last 6 years (per share fully diluted CAGR) 3

Your strategic partner Run-off Market overview United States US run-off market is current focus for Enstar Most run-off liabilities are embedded in ongoing groups rather than stand alone entities - will likely result in more portfolio reinsurance transactions Size of run-off liabilities has been quoted by industry sources at approximately $200 billion Europe Industry sources estimate size of run-off liabilities to be approximately €200 billion Preparation for Solvency II is likely to lead to greater capital efficiency and restructuring that is likely to lead to substantial divestment of discontinued businesses - we are starting to see this now Types of exposure in Europe and the US are similar as almost half of European liabilities relate to US risks Lloyd's Volume of new RITC transactions are now limited but significant portfolios in run-off remain 4

Your strategic partner 5

Your strategic partner 6 Acquisitions (in $ millions) 2007 Total 2008 Total 2009 Total 2010 Total Q1 - 2011 Total 2007 to Q1 11 Total Net Assets Acquired Investments & Cash 600.9 2,914.1 198.2 988.9 158.5 4,979.2 Insurances Receivables 175.3 598.2 57.3 544.5 55.6 1,414.3 Other Assets 16.6 115.8 14.1 166.3 9.0 341.8 Total Assets 792.8 3,628.1 269.6 1,699.7 223.1 6,735.3 Liabilities Gross Loss Reserves 501.5 2,349.1 202.2 1,498.6 140.3 4,675.1 Insurance Payables 153.3 114.7 11.5 50.1 44.9 374.5 Other Liabilities 2.3 66.6 23.5 35.1 3.6 131.1 Total Liabilities 657.1 2,530.4 237.2 1,583.8 188.8 5,180.7 Fair Value of Net Assets Acquired 135.7 1,097.7 32.4 115.9 34.3 1,554.6 Negative Goodwill 15.7 50.2 0.0 0.0 13.1 79.0 Purchase Price 120.0 1,047.5 32.4 115.9 21.2 1,475.6 Funding Cash on Hand 77.9 389.7 32.4 155.4 40.7 695.5 Non-controlling Interest 0.0 171.2 0.0 28.7 0.0 199.9 Bank Debt 42.1 586.5 0.0 71.0 5.8 705.4 Total Funding 120.0 1,147.4 32.4 255.1 46.5 1,600.8 The following table provides a summary of the assets and liabilities acquired through acquisitions of run-off business from January 1, 2007 to March 31, 2011:

Your strategic partner 7 2010 & 2011 Acquisitions (in $ millions) Type of Deal Total Assets Total Liabilities Capital Required Knapton Insurance Company $279.5 $235.5 $44.0 Assuransinvest Company 59.6 48.5 11.1 Lloyds' RITC RITC 338.4 338.4 65.8 Allianz Portfolio Transfer 112.6 112.6 ---- Bosworth Portfolio Transfer 130.6 130.6 28.8 Torus R/I 93.9 93.9 20.0 Providence Washington Company 160.0 135.0 25.0 Seaton Company 201.1 201.1 ---- Claremont Company 61.7 47.8 13.9 New Castle Re Company 61.9 40.0 21.9 Cigna R/I 191.8 191.8 49.9 Inter Hannover Portfolio Transfer 183.7 183.7 --- Laguna Life Company 48.0 13.7 21.2 Total $1,922.8 $1,772.6 $301.6

Need for Additional Capital In early fall 2010 we concluded the following: Significant 2010 and committed 2011 transactions had created a need for additional capital. The medium term pipeline of run-off opportunities was likely to be greater than our internally generated free cash, thus requiring additional capital funding. Distributions of free cash from our subsidiaries were approximately $250m over a 12 to 15 month period: Timing of such distributions is unpredictable and often not in time with the funding of acquisitions We concluded that it would be desirable to put in place a Revolving Credit Facility of approximately $250m necessitating an increase to our equity base RCF was recently completed with NAB and Barclays The 4Q10 and 1Q11 transactions required stop-gap funding in the form of a three year $115m term loan with Barclays 8 Your strategic partner

Need for Additional Capital - cont'd We commenced a process of considering capital raising alternatives based on internal analysis and external advice. Working with external advisors, we concluded that private placement of debt was not an attractive alternative until such time as our equity base was significantly greater. Other debt structures were also considered limited in availability, expensive and would be likely to constrain additional borrowing. We concluded that we needed additional equity at this stage of Enstar's evolution and considered two alternatives: Public offering Private equity placement 9 Your strategic partner

Need for Additional Capital - Public Offering External advisors counseled us that a public offering would: raise no more than between $100m to $150m of pure equity need to be supplemented with convertible debt Internal considerations of a public offering took into account our 2008 share offering. We concluded that a public offering presented significant execution risks, and therefore it was not the most desirable capital-raising alternative at this time. 10 Your strategic partner

Need for Additional Capital - Private Offering Enstar commenced discussions with Goldman Sachs in the fall of 2010. Negotiations with Goldman Sachs were impacted by a significant increase in Enstar's share price over the course of the negotiations We concluded that an issue price of $86 per share plus warrants exercisable at $115 per share was reasonable based on the following: The certainty of a nearly $300m equity infusion at a known price The pricing and execution risks of a public offering The potential benefits that a strategic relationship with Goldman Sachs could bring to Enstar Enstar also had discussions with other potential investors regarding private investments, but those transactions did not proceed 11 Your strategic partner

Your strategic partner 12 Summary of Goldman Sachs Investment Tranche Voting Common Shares Preferred Shares Total Shares Amount Warrant Shares (thousands) (thousands) (thousands) ($'m) (thousands) 1 531 750 1,281 $ 110.2 341 2 134 828 962 $ 82.7 0.0 3 0.0 1,148 1,148 $ 98.8 0.0 Total 665 2,726 3,391 $ 291.7 341 Preferred shares convert into non-voting common shares on approval of certain proposals by shareholders. Tranches 2 and 3 subject to regulatory approval; Tranche 3 subject to shareholder approval at June AGM Exercise price of warrants = $ 115/share (10 year expiry) Goldman Sachs voting shares limited to 4.9% Goldman Sachs has the right to appoint one board member Goldman Sachs will own 19.9% of Enstar (fully diluted excluding warrants) if both tranches 2 and 3 close.

Your strategic partner 13 Enstar's Business Model Acquiring Runoff Companies and Managing Third Party Liabilities Enstar Sources Deals and Performs Due Diligence Acquire Business / Portfolio Manage Third Party Runoff Negative Goodwill Acquires runoff businesses at or below Net Asset Value If purchase price < fair value, write up occurs at close Investment Income Prudent investment policy Match currency and duration of investments with liabilities Maintain cash on hand to settle commutations and purchase assets Manage Loss & Loss Adjustment Expense Disciplined claims & cost management Commutation of policies / policy buy backs below carried reserves Maximizes reinsurance assets Consulting Fees / Cost Management Provides fixed and incentive fee-based income Creates strategic relationships

Your strategic partner 14 Shareholders' Equity Future Benefits At Acquisition Reserve Adjustments & Commutation Shareholders' Equity Assets Liabilities Assets Liabilities Value Proposition Value Creation Negative Goodwill

Your strategic partner 15 March 31, 2011 December 31, 2010 December 31, 2009 December 31, 2008 December 31, 2007 December 31, 2006 Assets Investments & Cash 3,844.7 3,884.5 3,321.1 3,487.9 1,800.5 1,261.1 Reinsurance 1,006.6 961.4 638.3 672.7 465.3 408.1 Other 379.7 390.0 211.4 197.6 151.3 105.1 Total Assets 5,231.0 5,235.9 4,170.8 4,358.2 2,417.1 1,774.3 Liabilities Loss Reserves 3,395.0 3,291.3 2,479.1 2,798.3 1591.4 1,214.4 Others 622.6 728.8 615.6 688.7 311.7 185.7 Total Liabilities 4,017.6 4,020.1 3,094.7 3,487.0 1,903.1 1,400.1 Enstar Group Limited Shareholders' Equity 959.7 948.4 801.8 615.2 450.6 318.6 Non-controlling Interest 253.7 267.4 274.3 256.0 63.4 55.6 Total 1,213.4 1,215.8 1,076.1 871.2 514.0 374.2 Total Liabilities & Shareholders' Equity 5,231.0 5,235.9 4,170.8 4,358.2 2,417.1 1,774.3 Financial Historical Data Summary Balance Sheet Data - December 31, 2006 - March 31, 2011 (in $ Millions)

Your strategic partner 16 Financial Historical Data Summary Statement of Earnings - December 31, 2006 - March 31, 2011 (in $ Millions) 3 Months Ended Mar 31, 2011 3 Months Ended Mar 31, 2010 Dec 31, 2010 Dec 31, 2009 Dec 31, 2008 Dec 31, 2007 Dec 31, 2006 Consulting fee income 4.0 14.1 23.0 16.1 25.2 31.9 33.9 Net investment income and net realized and unrealized gains 35.0 28.3 113.0 85.6 24.9 64.3 48.0 Net reduction in ultimate loss and loss adjustment expense liabilities 4.1 9.6 311.8 259.6 242.1 24.5 31.9 Total other expenses (37.4) (35.7) (155.7) (156.7) (148.0) (75.3) (50.1) Share of net earnings of partly owned company 0.0 7.2 10.7 (0.0) (0.2) 0.0 0.5 Income taxes (0.6) (5.9) (87.1) (27.6) (46.8) 7.4 0.3 Earnings before extraordinary gain 5.1 17.6 215.7 177.0 97.2 52.8 64.5 Extraordinary gain - negative goodwill 0.0 0.0 0.0 0.0 50.3 15.7 31.0 Net earnings 5.1 17.6 215.7 177.0 147.5 68.5 95.5 Net earnings attributable to noncontrolling interest (1.6) (1.7) (41.6) (41.8) (65.9) (6.7) (13.2) Net earnings attributable to Enstar Group Limited 3.5 15.9 174.1 135.2 81.6 61.8 82.3

Your strategic partner 17 Growth in Fully Diluted Book Value Per Share December 31, 2004 - December 31, 2010 CAGR 25.9%

Your strategic partner 18 Loss Reserves Our gross loss reserves provide Enstar's imbedded value With the application of disciplined claims management and completion of successful commutations, our gross loss reserves at December 31, 2010 of $3.3 billion should produce significant savings over time The following table compares our carried gross loss reserves at December 31, 2010 to the range of reasonable estimates: "All other" reserves comprise: Exposure Category Low $ M Selected $ M High $ M Asbestos 612.3 714.3 784.5 Environmental 97.1 110.9 123.8 All Other 2,087.6 2,287.8 2,578.4 Unallocated Loss Adjustment Expenses 178.2 178.2 178.2 Total 2,975.2 3,291.2 3,664.9 General Casualty 40% Marine & Aviation 11% Workers Comp./Personal Acc. 16% Other Miscellaneous 33% Total 100%

Your strategic partner 19 Investments Constraints We are likely to have negative cash flows from operations driven primarily by commutations Our portfolio is split amongst all our regulated entities subject to local regulatory and bank loan constraints Current economic environment provides for low yields on high quality investments - extra duration provides little additional yield but locks up investments Loss reserves are our key risk area - we aim to take relatively little risk with our investment portfolio The targeted duration of the majority of liabilities of our entities is 5 to 7 years Strategy Duration of majority (approximately 90%) of our investments will be between one month and 5 years Up to 10% of portfolio in longer duration higher risk / yield other investments Investments with duration over one year are primarily held to maturity Management Investment committee - Bob Campbell, Chuck Akre and Richard Harris Chief Investment Officer - Roger Thompson

Your strategic partner 20 Investments The following table provides a breakdown of the fair value of our cash and Investment portfolio at March 31, 2011: Type of Investment Fair Value $M Percent of Cash and Investments U. S. Government and agency 265.0 6.9% Non U.S. government 452.4 11.8% Corporate 1,444.2 37.6% Municipal 1.6 0.1% Residential mortgage-backed 101.8 2.6% Commercial mortgage-backed 48.7 1.3% Asset-backed 32.3 0.8% Other investments 233.9 6.1% Public equities 63.6 1.7% Cash and cash equivalents 1,201.2 31.1% Total 3,844.7 100.0%

Your strategic partner 21 Reinsurance Asset The following table provides a summary of our reinsurance asset and bad debt provision at March 31, 2011: The following table provides a summary of our reinsurance asset, showing split by our reinsurers ratings, and bad debt provision at March 31, 2011: Reinsurance recoverables due from: $M Total reinsurance recoverable before bad debt provision 1,425.6 Bad debt provisions (419.0) Net reinsurance recoverable $ 1,006.6 Reinsurance recoverables due from: $M "AA-" rated reinsurers 405.2 All other reinsurers 1,020.4 Total reinsurance recoverable before bad debt provisions 1,425.6 Bad debt provisions (419.0) Net reinsurance recoverable $ 1,006.6

Your strategic partner 22 Contact Enstar Principal Locations Bermuda Windsor Place 3rd Floor 18 Queen Street Hamilton HM 11 Tel: +1 441 292 3645 enquiries@enstargroup.bm USA 7901 4th Street N. #203 St.Petersburg FL 33702 200 Metro Center Boulevard Unit #8 Warwick RI 02886 Tel: +1 727 576 1621 enquiries@enstargroup.us.com United Kingdom Avaya House 2 Cathedral Hill Guildford Surrey GU2 7YL America House 2 America Square London EC3N 2LU Tel: +44 1483 452622 enquiries@enstargroup.co.uk Australia Level 9 220 George Street Sydney NSW 2000 Tel: +1 612 8062 4200 enquiries@enstargroup.com.au